Exhibit 99.1

SEC Declares FindEx.com, Inc.’s Resale Registration Statement Effective

OMAHA, Nebraska — February 2, 2006 — FindEx.com, Inc. (OTCBB: FIND) announced today that on February 1, 2006 the Securities and Exchange Commission had declared effective the company’s Form SB-2 resale registration statement covering the resale of up to an aggregate of 47,491,666 shares of the company’s common stock, consisting of 24,341,666 issued and outstanding shares of common stock and 23,150,000 additional shares of common stock issuable upon exercise of certain warrants. The resale registration statement was filed pursuant to a certain Registration Rights Agreement entered into with a New York based institutional investor on July 19, 2004.

The resale registration statement, while effective, allows selling shareholders to publicly resell their shares of FindEx.com, Inc., subject to their satisfaction of the prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with any such sale. The company will not receive any proceeds from the shareholders’ resale of its common stock in this offering, however, should the shareholder warrants be exercised in full, the company would receive $8,669,550.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of FindEx.com, Inc., nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A final written prospectus meeting the requirements of Section 10 of the Securities Act relating to these securities may be obtained from FindEx.com, Inc, by contacting Investor Relations at 11204 Davenport Street, Suite 100, Omaha, Nebraska 68154, Attention: K. Rowland.

About FindEx.com, Inc.

Findex.com, Inc. is focused on becoming the largest worldwide provider of Bible study and related faith-based software products. The company develops, publishes, markets distributes and directly sells church and Bible study software products designed to simplify biblical research, streamline church office tasks and enhance an end-user’s understanding of the Bible. The company also publishes an industry-leading line of financial and data management software designed to serve the unique needs of churches, “para-church” organizations and ministries, and non-profit entities.

The company’s primary product is QuickVerse, a Bible study search engine tool. Over 1,000,000 copies of QuickVerse have been sold since the products conception. Significant and also growing in importance is the Membership Plus product, a Windows-based financial and data management product for churches and other non-profits. All products are available through the company’s website www.quickverse.com.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risks, uncertainties and other factors, which may cause the actual results, performance or achievements of Findex to be materially different from the statements made herein. Among others, these risks include but are not limited to the following: (i) limited liquidity and capital resources; (ii) serious business competition, (iii) fluctuations in operating results may result in unexpected reductions in revenue and stock price volatility; (iv) delays in product releases and introductions may result in unexpected reductions in revenue and stock price volatility, and (v) errors or defects in products may cause a loss of market acceptance and result in fewer sales. These, as well as other risks are described in the company's annual report on Form 10-KSB/A for the year ended December 31, 2004.